EXHIBIT 10(b)

                          FLEET FINANCIAL GROUP, INC.
                                50 Kennedy Plaza
                         Providence, Rhode Island 02903


                                                   February 20, 1995


Mr. Joel B. Alvord
Chairman
Fleet Financial Group, Inc.
50 Kennedy Plaza
Providence, Rhode Island 02903

Dear Mr. Alvord:

        Fleet Financial Group, Inc. (together with its subsidiaries, hereinafter referred to as the "Company"), considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of the Company's management personnel to the detriment of the Company and its shareholders. The Company further recognizes that the financial services industry is currently undergoing structural and legislative changes, with the expectation of further changes in the future. These changes would tend to exacerbate the uncertainty among management that a change of control might create. Accordingly, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in

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the face of the potentially disturbing circumstances arising from the possibility of a change in control.

        In order to induce you to remain in the employ of the Company after consummation of the Merger of Shawmut National Corporation ("Shawmut") with and into the Company pursuant to the Agreement and Plan of Merger, dated as of February 20, 1995 (the "Merger Agreement"), and in consideration of your agreement set forth in Section 2(ii) hereof, the Company agrees that you shall receive the severance benefits set forth in this letter agreement ("Agreement") in the event your employment with the Company terminates subsequent to a "change in control" (as defined in Section 2 hereof) under the circumstances set forth below.

        1. TERM. This Agreement shall commence on the date on which the Effective Time (as defined in the Merger Agreement) occurs (the "Effective Date") and shall continue until December 31, 1997; provided, however, that commencing on January 1, 1997 and each January 1st thereafter, the term of this Agreement shall automatically be extended for one additional year unless at least 30 days prior to such January 1st, the Company shall have given notice that it does not wish to extend this Agreement; and provided, further, that the term of this Agreement shall expire on your 65th birthday; and provided, further, that if a change in control (as defined in Section 2) occurs during the term provided herein, this Agreement shall remain in effect for an additional two years from the date of such change in control (but not later than your 65th birthday). It is understood that this Agreement does not prohibit the Company from terminating your employment at any time, subject to providing the severance benefits hereinafter specified in accordance with the terms hereof. Notwithstanding the foregoing, if the Effective Time does not occur, this Agreement shall be of no force or effect.

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        2. CHANGE IN CONTROL. (i) For purposes of this Agreement, a "change in control" shall mean

           (A) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the corporation or its subsidiaries of 25% or more of Outstanding Company Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition of the Outstanding Company Common Stock, shall not constitute a Change of Control; or

           (B) persons who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such

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individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

           (C) approval by the stockholders of the Company of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation, (ii) a complete liquidation or dissolution of the Company or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

        Anything in this Agreement to the contrary notwithstanding, if an event that would, but for this paragraph, constitute a change of control results from or arises out of a purchase or other acquisition of the Company, directly or indirectly, by a corporation or other entity in which the Executive has a greater than ten percent (10%) direct or indirect equity interest, such event shall not constitute a change of control.

                (ii) For purposes of this Agreement, a "potential change in control" shall be deemed to have occurred if (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control; (B) any person (including the Company) publicly announces an intention to take or to consider taking actions which if

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        consummated would constitute a change in control; (C) any person (other than the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Outstanding Company Common Stock; or (D) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control has occurred. You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control, you will remain in the employ of the Company for a period of at least six (6) months from the occurrence of such potential change in control or, if earlier, until a change in control.

        3. TERMINATION FOLLOWING CHANGE IN CONTROL. If any of the events described in Section 2 hereof constituting a change in control shall have occurred and if your employment subsequently terminates at any time within two years from the date of such change in control, you shall be entitled to the benefits provided in Section 4 hereof unless such termination is (A) because of your death, (B) by the Company for Cause or Disability, or (C) by you other than for Good Reason. The following definitions shall apply in connection with a termination of your employment:

                (i) Disability. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from your duties with the Company on a full time basis for six consecutive months, and within 30 days after written Notice of Termination (as defined in Section 3(iv) hereof) is given you shall not have returned to the performance of your duties on a full time basis, the Company shall be entitled to terminate your employment for "Disability."

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               (ii) Cause. The Company shall be entitled to terminate your employment for Cause. for the purposes of this Agreement, the Company shall have "Cause" to terminate your employment hereunder upon (A) the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from your termination for Good Reason), for a period of at lest ten days after a demand for substantial performance is delivered to you by the Board which specifically identifies the manner in which the board believes that you have not substantially performed your duties, or (B) the willful engaging by you in gross misconduct which is demonstrably and substantially injurious to the Company. For purposes of this subsection, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you (i) a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding you in the event you are a member of the Board) at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clauses (A) or (B) of the

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        first sentence of this subsection and specifying the particulars thereof in detail; and (ii) an affidavit sworn to by the Assistant Secretary of the Company stating that such resolution was in fact adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding you in the event you are a member of the Board) and that you were found guilty of conduct set forth in clauses (A) or (B) of the first sentence of this subsection and specifying the particulars thereof in detail.

                (iii) Good Reason. You shall be entitled to terminate your employment for Good Reason at any time within two years from the date of a change in control. For purposes of this Agreement, "Good Reason" shall exist if you shall determine that due to a change in control you are not able effectively to discharge your duties. Your right to terminate your employment pursuant to this subsection shall not be affected by your incapacity due to physical or mental illness.

                (iv) Notice of Termination. Any termination by the Company pursuant to Section 3(i) or 3(ii) hereof or by you pursuant to Section 3(iii) hereof shall be communicated by written Notice of Termination to the other party hereto; provided that, in the case of a termination for Cause, there shall also have been delivered to you the other documents required to be delivered pursuant to Section 3(ii) above. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and

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        circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                (v) Date of Termination, Etc. "Date of Termination" shall mean
        (A) if this Agreement terminates for Disability, 30 days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such 30 day period), (B) if your employment terminates for Good Reason, the date specified in the Notice of Termination, and (C) if your employment terminates pursuant to subsection 3(ii) hereof or for any other reason, the date on which a Notice of Termination is given; provided that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary and payments under the Company's short-term incentive plan or any similar

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        plans then in effect (the "Short-Term Plan") or the Company's long-term incentive equity plan or any similar plans then in effect (the "Long-Term Incentive Plan") and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement, except as required by Section 4(iii)
        (C) hereof.

        4. COMPENSATION UPON TERMINATION OR DURING DISABILITY. (i) During any period that you fail to perform the duties of your employment as a result of incapacity due to physical or mental illness, you shall continue to receive your full base salary at the rate then in effect and any bonuses with respect to any completed period which pursuant to the Short-Term Plan or Long-Term Incentive Plan have been earned by or awarded to you but which have not yet been paid to you, until your employment is terminated pursuant to Section 3(i) hereof. Thereafter, your benefits shall be determined in accordance with the Company's long term disability plan, executive supplemental retirement plan and split-dollar life insurance plan (the "Supplemental Plans"), the Company's employees' retirement plan and other employee benefit plans of the Company in which you participate (or any substitute plans then in effect).

                (ii) If your employment shall be terminated for Cause, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and you shall receive the accrued benefits to which you otherwise

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        would have been entitled through the date of such termination, and the
        Company shall have no further obligations to you under this Agreement.

                (iii) If the Company shall terminate your employment other than pursuant to Section 3(i) or 3(ii) hereof or if you shall terminate your employment for Good Reason pursuant to Section 3(iii) hereof, then you shall be entitled to the benefits set forth below, which benefits shall be paid to you in a lump sum no later than the fifth day following the Date of Termination.

                      (A) The Company shall pay to you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the bonuses, if any, with respect to any completed period which pursuant to the Short Term Plan or the Long-Term Incentive Plan have been earned by or awarded to you but which have not yet been paid to you;

                      (B) In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay to you a lump sum severance payment (together with the payments provided in Section 4(v) below, the "Severance Payments") in the following amounts:

                              (1) an amount equal to (a) the sum of (i) your annual base salary at the rate in effect as of the Date of Termination, and (ii) the amount awarded you (whether or not fully paid) under the Short-Term Plan for the year immediately preceding the Date of Termination (or, if greater, preceding the change in control), multiplied by (b) the lesser of (x) the number three or (y) the number of full and fractional years to your 65th birthday; and

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                              (2) notwithstanding any limiting provision to the
        contrary contained in the Long-Term Incentive Plan, a pro rata portion of any outstanding award granted under such plan pursuant to any uncompleted performance award period, calculated by multiplying the award which you would have earned on the last day of the performance award period, assuming individual and corporate performance goals established with respect to such award were 100% met, by the fraction obtained by dividing the number of full months and any fractional portion of a month worked during such performance award period by the number of months contained in such performance award period.

               (C) (i) If any of the payments provided for hereinabove (the "Contract Payments") or other portion of the Total Payments (as defined below) will be subject to the tax (the "Excise Tax") imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to you, no later than the fifth day following the Date of Termination, an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Contract Payments and such other Total Payments and any federal and state and local income tax and Excise Tax upon the payment provided for by this subsection, shall be equal to the Contract Payments and such other Total Payments.

               (ii) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax,
(A) any payments or benefits received or to be received by you in connection with an event described in section 280(G) (b) (2) (A) (i) of the Code (hereinafter, a "change in control"), or your termination of employment payable

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pursuant to the terms of any plan, arrangement or agreement (other than this
Agreement) with the Company, its successors, any person whose actions result in a change in control or any person affiliated with the Company or such person (together with the Contract Payments, the "Total Payments"), shall be treated as "parachute payments" within the meaning of section 280G(b) (2) of the Code except to the extent that, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to you, the Total Payments do not constitute parachute payments, (B) all "excess parachute payments" within the meaning of section 280G(b) (1) shall be treated as subject to the Excise Tax except to the extent that, in the opinion of such tax counsel, such excess parachute payments represent reasonable compensation for services actually rendered within the meaning of section 280G(b) (4) (B) of the Code in excess of the base amount within the meaning of section 280G(b) (3) of the Code, or are otherwise not subject to the Excise Tax, and (C) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d) (3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               (3) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined, the portion of

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the Gross-Up Payment attributable to such reduction (plus the portion of the
Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b) (2) (B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

               (iv) If the Company shall terminate your employment other than pursuant to subsection 3(i) or 3(ii) hereof or if you shall terminate your employment for Good Reason pursuant to subsection 3(iii) hereof, the Company shall maintain in full force and effect, for your continued benefit for a three-year period after the Date of Termination (or such lesser period to the earlier of your 65th birthday or your reemployment and eligibility for coverage under a plan or arrangement of your new employer providing the same type of benefits (although not necessarily at the same level)), all employee life, health, accident, disability, medical and other employee welfare benefit plans, programs or arrangements in which you were participating immediately prior to the Date of Termination, provided that your continued participation is possible under the general terms and provisions of such plans, programs, and arrangements. In the event that your participation in any such plan, program or arrangement is barred, the Company shall arrange to provide you with benefits substantially similar to those which you are entitled to receive under such

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plan, program or arrangement. At the end of the period of coverage, you shall have the option to have assigned to you at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company which relates specifically to you; provided, however, that you shall not have such option with respect to any such policy under which the Company is the beneficiary.

               (v) If the Company shall terminate your employment other than pursuant to Section 3(i) or 3(ii) hereof or if you shall terminate your employment for Good Reason pursuant to Section 3(iii) hereof, then in addition to the retirement benefits to which you are entitled under the Supplemental Plans or any successor plans thereto, the Company shall pay you a lump sum amount, in cash, no later than the fifth day following the Date of Termination, equal to the actuarial equivalent of the excess of (x) the retirement pension (determined under the normal form of benefit commencing at the most valuable retirement age) which you would have accrued under the terms of the Supplemental Plans (without regard to any amendment to the Supplemental Plans made subsequent to a change in control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if you were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service thereunder (but in no event shall you be deemed to have accumulated additional service after your 65th birthday) at, to the extent relevant under any of the Supplemental Plans, your highest annual rate of compensation during the twelve (12) months immediately preceding the Date of Termination (or, if greater, preceding the change in control), plus the most recent short-term incentive award granted to you prior to the Date of Termination (or, if greater, prior to the change in control), over (y) the retirement pension (determined

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under the normal form of benefit commencing at the most valuable retirement age)
which you had then accrued pursuant to the provisions of the Supplemental Plans. For purposes of this Section 4(v), "actuarial equivalent" shall be determined using the assumptions set forth on Schedule B, item I (as from time to time amended), of the trust agreement entered into by Shawmut and The Chase Manhattan Bank, N.A., dated as of August 31, 1987, and last restated as of January 1, 1992 (the "secular" trust).

               (vi) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor, except as required by Section 4(iv) hereof, shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer after the Date of Termination, or otherwise.

               (vii) The Company shall also pay to you all legal fees and related expenses incurred by you as a result of a termination of your employment by the Company or a termination of your employment for Good Reason pursuant to
Section 3(iii) hereof (including all such fees and expenses, if any, incurred in contesting or disputing (other than in bad faith) any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code).

        5. FUNDING. This Agreement shall constitute a Plan for purposes of
Section 1.01 of the so-called rabbi trust entered into by Shawmut prior to the Effective Date and assumed by the Company pursuant to the Merger Agreement; provided, however, that nothing contained herein shall require the Company to make additional contributions to such trust.

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        6. SUCCESSORS: BINDING AGREEMENT. (i) This Agreement shall be binding on the successors and assigns of the Company, and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you terminated your employment for Good Reason pursuant to Section 3 (iii), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (ii) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there be no such designee, to your estate.

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        7. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        8. COORDINATION WITH EMPLOYMENT AGREEMENT. The terms of this Agreement shall be coordinated with and applied in conjunction with the terms of any employment agreement in effect between you and the Company during the term of this Agreement. In general, it is the intent of the parties that, subsequent to a change in control and during the term of this Agreement, the provisions of this Agreement shall supersede and substitute for those provisions of the employment agreement relating to your entitlement to benefits in connection with any termination of your employment. Nothing in this Agreement shall be construed to be a commitment or guarantee of future employment with the Company. Except for circumstances relating to a termination of employment following a change in control of the Company during the term of this Agreement, as provided for herein, all terms and conditions of your employment with the Company shall be governed by the terms of any such employment agreement.

        9. MISCELLANEOUS. As of the Effective Date, this Agreement supersedes the letter agreement, dated as of February 23, 1988, as amended as of June 27,

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1989, between you and Shawmut, as well as any prior communications, agreements and understandings, written or oral, between you and the Company covering the subject matter hereof. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

        10. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        12. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to

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seek specific performance of your right, during the pendency of any dispute or controversy arising under or in connection with this Agreement, to be paid until the Date of Termination.

        If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company at 50 Kennedy Plaza, Providence, Rhode Island 02903 (Attention: Director of Human Resources) the enclosed copy of this letter which will then constitute our agreement on this subject.

                                   Sincerely,
                                   FLEET FINANCIAL GROUP, INC.

                                            By__________________________________


AGREED TO AS OF THE 20TH DAY
OF FEBRUARY, 1995

___________________________________
Executive


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                           FLEET FINANCIAL GROUP, INC.

                                50 Kennedy Plaza
                         Providence, Rhode Island 02903




                                                   February 20, 1995



Mr. Gunnar S. Overstrom
Vice Chairman
Fleet Financial Group, Inc.
50 Kennedy Plaza
Providence, Rhode Island 02903

Dear Mr. Overstrom:

        Fleet Financial Group, Inc. (together with its subsidiaries, hereinafter referred to as the "Company"), considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of the Company's management personnel to the detriment of the Company and its shareholders. The Company further recognizes that the financial services industry is currently undergoing structural and legislative changes, with the expectation of further changes in the future. These changes would tend to exacerbate the uncertainty among management that a change of control might create. Accordingly, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control.

        In order to induce you to remain in the employ of the Company after consummation of the Merger of Shawmut National Corporation ("Shawmut") with and into the Company pursuant to the Agreement and Plan of Merger, dated as of February 20, 1995 (the "Merger Agreement"), and in consideration of your agreement set forth in Section 2(ii) hereof, the Company agrees that you shall receive the severance benefits set forth in this letter agreement ("Agreement") in the event your employment with the Company terminates subsequent to a "change in control" (as defined in Section 2 hereof) under the circumstances set forth below.

        1. TERM. This Agreement shall commence on the date on which the Effective Time (as defined in the Merger Agreement) occurs (the "Effective Date") and shall continue until December 31, 1997; provided, however, that commencing on January 1, 1997 and each January 1st thereafter, the term of this Agreement shall automatically be extended for one additional year unless at least 30 days prior to such January 1st, the Company shall have given notice that it does not wish to extend this Agreement; and provided, further, that the term of this Agreement shall expire on your 65th birthday; and provided, further, that if a change in control (as defined in Section 2) occurs during the term provided herein, this Agreement shall remain in effect for an additional two years from the date of such change in control (but no later than your 65th birthday). It is understood that this Agreement does not prohibit the Company from terminating your employment at any time, subject to providing the severance benefits hereinafter specified in accordance with the terms hereof. Notwithstanding the foregoing, if the Effective Time does not occur, this Agreement shall be of no force or effect.

        2. CHANGE IN CONTROL. (i) For purposes of this Agreement, a "change in control" shall mean:

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

        (A) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); provided, however, that any acquisition by the Company or ;its subsidiaries, or any employee benefit plan (or related trust) of the corporation or its subsidiaries of 25% or more of Outstanding Company Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantial all of the individuals and entities who were the beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition of the Outstanding Company Common Stock, shall not constitute a Change of Control; or

        (B) persons who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

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

        (C) approval by the stockholders of the Company of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation, (ii) a complete liquidation or dissolution of the Company (iii) the sale or other disposition of all or substantial all of the assets of the Company.

        Anything in this Agreement to the contrary notwithstanding, if an event that would, but for this paragraph, constitute a change of control results from or arises out of a purchase or other acquisition of the Company, directly or indirectly, by a corporation or other entity in which the Executive has a greater than ten percent (10%) direct or indirect equity interest, such event shall not constitute a change of control.

        (ii) For purposes of this Agreement, a "potential change in control" shall be deemed to have occurred if (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control;
(B) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control; (C) any person (other than the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Outstanding Company Common Stock; or (D) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control has occurred. You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control, you will remain in the employ of the Company for a period of at least six (6) months from the occurrence of such potential change in control or, if earlier, until a change in control.

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

        3. TERMINATION FOLLOWING CHANGE IN CONTROL. If any of the events described in Section 2 hereof constituting a change in control shall have occurred and if your employment subsequently terminates at any time within two years from the date of such change in control, you shall be entitled to the benefits provided in Section 4 hereof unless such termination is (A) because of your death, (B) by the Company for Cause or Disability, or (C) by you other than for Good Reason. The following definitions shall apply in connection with a termination of your employment:

        (i) Disability. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from your duties with the Company on a full time basis for six consecutive months, and within 30 days after written Notice of Termination (as defined in Section 3(iv) hereof) is given you shall not have returned to the performance of your duties on a full time basis, the Company shall be entitled to terminate your employment for "Disability."

        (ii) Cause. The Company shall be entitled to terminate your employment for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate your employment hereunder upon (A) the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from your termination for Good Reason), for a period of at least ten days after a demand for substantial performance is delivered to you by the Board which specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (B) the willful engaging by you in gross misconduct which is

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

demonstrably and substantially injurious to the Company. For purposes of this subsection, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you (i) a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding you in the event you are a member of the Board) at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this subsection and specifying the particulars thereof in detail; and (ii) an affidavit sworn to by the Assistant Secretary of the Company stating that such resolution was in fact adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding you in the event you are a member of the Board) and that you were found guilty of conduct set forth in clauses (A) or (B) of the first sentence of this subsection and specifying the particulars thereof in detail.

        (iii) Good Reason. You shall be entitled to terminate your employment for Good Reason at any time within two years from the date of a change in control. For purposes of this Agreement, "Good Reason" shall exist if you shall determine that due to a change in control you are not able effectively to

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

discharge your duties. Your right to terminate your employment pursuant to this subsection shall not be affected by your incapacity due to physical or mental illness.

        (iv) Notice of Termination. Any termination by the Company pursuant to
Section 3(i) or 3(ii) hereof or by you pursuant to Section 3(iii) hereof shall be communicated by written Notice of Termination to the other party hereto; provided that, in the case of a termination for Cause, there shall also have been delivered to you the other documents required to be delivered pursuant to
Section 3(ii) above. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

        (v) Date of Termination, Etc. "Date of Termination" shall mean (A) if this Agreement terminates for Disability, 30 days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such 30 day period), (B) if your employment terminates for Good Reason, the date specified in the Notice of Termination, and
(C) if your employment terminates pursuant to subsection 3(ii) hereof or for any other reason, the date on which a Notice of Termination is given; provided that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any

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

such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary and payments under the Company's short term incentive plan or any similar plans then in effect (the "Short-Term Plan") or the Company's long-term incentive equity plan or any similar plans then in effect (the "Long-Term Incentive Plan")) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement, except as required by Section 4(iii) (C) hereof.

        4. COMPENSATION UPON TERMINATION OR DURING DISABILITY. (i) During any period that you fail to perform the duties of your employment as a result of incapacity due to physical or mental illness, you shall continue to receive your full base salary at the rate then in effect and any bonuses with respect to any completed period which pursuant to the Short-Term Plan or Long-Term Incentive Plan have been earned by or awarded to you but which have not yet been paid to you, until your employment is terminated pursuant to Section 3(i) hereof. Thereafter, your benefits shall be determined in accordance with the Company's long term disability plan, executive supplemental retirement plan and split-dollar life insurance plan (the "Supplemental Plans") , the Company's employees' retirement plan and other employee benefit plans of the Company in which you participate (or any substitute plans then in effect).

        (ii) If your employment shall be terminated for Cause, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and you shall receive the

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

accrued benefits to which you otherwise would have been entitled through the date of such termination, and the Company shall have no further obligations to you under this Agreement.

        (iii) If the Company shall terminate your employment other than pursuant to Section 3(i) or 3(ii) hereof or if you shall terminate your employment for Good Reason pursuant to Section 3(iii) hereof, then you shall be entitled to the benefits set forth below, which benefits shall be paid to you in a lump sum no later than the fifth day following the Date of Termination.

        (A) The Company shall pay to you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the bonuses, if any, with respect to any completed period which pursuant to the Short Term Plan or the Long-Term Incentive Plan have been earned by or awarded to you but which have not yet been paid to you;

        (B) In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay to you a lump sum severance payment (together with the payments provided in Section 4(v) below, the "Severance Payments") in the following amounts:

        (1) an amount equal to (a) the sum of (i) your annual base salary at the rate in effect as of the Date of Termination, and (ii) the amount awarded you (whether or not fully paid) under the Short-Term Plan for the year immediately preceding the Date of Termination (or, if greater, preceding the change in control), multiplied by (b) the lesser of (x) the number three or (y) the number of full and fractional years to your 65th birthday; and

        (2) notwithstanding any limiting provision to the contrary contained in the Long-Term Incentive Plan, a pro rata portion of any outstanding award granted under such plan pursuant to any uncompleted performance award period, calculated by multiplying the award which you would have earned on the last day

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of the performance award period, assuming individual and corporate performance goals established with respect to such award were 100% met, by the fraction obtained by dividing the number of full months and any fractional portion of a month worked during such performance award period by the number of months contained in such performance award period.

        (C) (i) If any of the payments provided for hereinabove (the "Contract Payments") or other portion of the Total Payments (as defined below) will be subject to the tax (the "Excise Tax") imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to you, no later than the fifth day following the Date of Termination, an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Contract Payments and such other Total Payments and any federal and state and local income tax and Excise Tax upon the payment provided for by this subsection, shall be equal to the Contract Payments and such other Total Payments.

        (ii) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (A) any payments or benefits received or to be received by you in connection with an event described in section 280(G) (b) (2) (A) (i) of the Code (hereinafter, a "change in control"), or your termination of employment payable pursuant to the terms of any plan, arrangement or agreement (other than this Agreement) with the Company, its successors, any person whose actions result in a change in control or any person affiliated with the Company or such person (together with the Contract Payments, the "Total Payments"), shall be treated as "parachute payments" within the meaning of section 280G(b) (2) of the Code except to the extent that, in the opinion of tax counsel selected by the Company's independent auditors and

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acceptable to you, the Total Payments do not constitute parachute payments, (B)
all "excess parachute payments" within the meaning of section 280G(b) (1) shall be treated as subject to the Excise Tax except to the extent that, in the opinion of such tax counsel, such excess parachute payments represent reasonable compensation for services actually rendered within the meaning of section 280G(b) (4) (B) of the Code in excess of the base amount within the meaning of section 280G(b) (3) of the Code, or are otherwise not subject to the Excise Tax, and (C) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d) (3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

        (3) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in

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section 1274(b) (2) (B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

        (iv) If the Company shall terminate your employment other than pursuant to subsection 3(i) or 3(ii) hereof or if you shall terminate your employment for Good Reason pursuant to subsection 3(iii) hereof, the Company shall maintain in full force and effect, for your continued benefit for a three-year period after the Date of Termination (or such lesser period to the earlier of your 65th birthday or your reemployment and eligibility for coverage under a plan or arrangement of your new employer providing the same type of benefits (although not necessarily at the same level)), all employee life, health, accident, disability, medical and other employee welfare benefit plans, programs or arrangements in which you were participating immediately prior to the Date of Termination, provided that your continued participation is possible under the general terms and provisions of such plans, programs, and arrangements. In the event that your participation in any such plan, program or arrangement is barred, the Company shall arrange to provide you with benefits substantially similar to those which you are entitled to receive under such plan, program or arrangement. At the end of the period of coverage, you shall have the option to have assigned to you at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company which relates specifically

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to you; provided, however, that you shall not have such option with respect to any such policy under which the Company is the beneficiary.

        (v) If the Company shall terminate your employment other than pursuant to Section 3(i) or 3 (ii) hereof or if you shall terminate your employment for Good Reason pursuant to Section 3(iii) hereof, then in addition to the retirement benefits to which you are entitled under the Supplemental Plans or any successor plans thereto, the Company shall pay you a lump sum amount, in cash, no later than the fifth day following the Date of Termination, equal to the actuarial equivalent of the excess of (x) the retirement pension (determined under the normal form of benefit commencing at the most valuable retirement age) which you would have accrued under the terms of the Supplemental Plans (without regard to any amendment to the Supplemental Plans made subsequent to a change in control and on or prior to the date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if you were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service thereunder (but in no event shall you be deemed to have accumulated additional service after your 65th birthday) at, to the extent relevant under any of the Supplemental Plans, your highest annual rate of compensation during the twelve
(12) months immediately preceding the Date of Termination (or, if greater, preceding the change in control), plus the most recent short-term incentive award granted to you prior to the Date of Termination (or, if greater, prior to the change in control), over (y) the retirement pension (determined under the normal form of benefit commencing at the most valuable retirement age) which you had then accrued pursuant to the provisions of the Supplemental Plans. For purposes of this Section 4(v), "actuarial equivalent" shall be determined using

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the assumptions set forth on Schedule B, item I (as from time to time amended), of the trust agreement entered into by Shawmut and The Chase Manhattan Bank, N.A., dated as of August 31, 1987, and last restated as of January 1, 1992 (the "secular" trust).

        (vi) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor, except as required by Section 4(iv) hereof, shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer after the Date of Termination, or otherwise.

        (vii) The Company shall also pay to you all legal fees and related expenses incurred by you as a result of a termination of your employment by the Company or a termination of your employment for Good Reason pursuant to Section 3(iii) hereof (including all such fees and expenses, if any, incurred in contesting or disputing (other than in bad faith) any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code).

        5. FUNDING. This Agreement shall constitute a Plan for purposes of
Section 1.01 of the so-called rabbi trust entered into by Shawmut prior to the Effective Date and assumed by the Company pursuant to the Merger Agreement; provided, however, that nothing contained herein shall require the Company to make additional contributions to such trust.

        6. SUCCESSORS; BINDING AGREEMENT. (i) This Agreement shall be binding on the successors and assigns of the Company, and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the

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Company, by agreement in form and substance satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you terminated your employment for Good Reason pursuant to Section 3 (iii), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

        (ii) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there be no such designee, to your estate.

        7. NOTICE.For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing

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in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        8. COORDINATION WITH EMPLOYMENT AGREEMENT. The terms of this Agreement shall be coordinated with and applied in conjunction with the terms of any employment agreement in effect between you and the Company during the term of this Agreement. In general, it is the intent of the parties that, subsequent to a change in control and during the term of this Agreement, the provisions of this Agreement shall supersede and substitute for those provisions of the employment agreement relating to your entitlement to benefits in connection with any termination of your employment. Nothing in this Agreement shall be construed to be a commitment or guarantee of future employment with the Company. Except for circumstances relating to a termination of employment following a change in control of the Company during the term of this Agreement, as provided for herein, all terms and conditions of your employment with the Company shall be governed by the terms of any such employment agreement.

        9. MISCELLANEOUS.As of the Effective Date, this Agreement supersedes the letter agreement, dated as of February 23, 1988, as amended as of June 27, 1989, between you and Shawmut, as well as any prior communications, agreements and understandings, written or oral, between you and the Company covering the subject matter hereof. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation,

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construction and performance of this Agreement shall be governed by the laws of the State of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

        10. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        12. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right, during the pendency of any dispute or controversy arising under or in connection with this Agreement, to be paid until the Date of Termination.

        If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company at 50 Kennedy Plaza, Providence, Rhode Island 02903 (Attention: Director of Human Resources) the enclosed copy of this letter which will then constitute our agreement on this subject.

                                            Sincerely,
                                            FLEET FINANCIAL GROUP, INC.

                                            By:_____________________________
                                                   Title:

AGREED TO AS OF THE 20TH DAY
OF FEBRUARY, 1995

_____________________________
Executive